Exhibit 23.2

CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Form S-3 of Flotek Industries, Inc. of our report dated March 29, 2006, with respect to the consolidated financial statements of Flotek Industries, Inc. as of December 31, 2005, and for the year ended December 31, 2005, and to the reference to our firm under the caption "Experts" in the prospectus.

UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas
September 29, 2006